SECURITIES AND EXCHANGE

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2004

Tom Brown, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31308	95-1949781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Commission File Number)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

555 SEVENTEENTH STREET, SUITE 1850 DENVER, COLORADO	80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(303) 260-5000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER.

Tom Brown, Inc. press release dated April 28, 2004, entitled

“TOM BROWN, INC. POSTPONES ANNUAL MEETING OF STOCKHOLDERS”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2004	Tom Brown, Inc.

By: /s/ Daniel G. Blanchard
Daniel G. Blanchard
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By: /s/ Richard L. Satre
Richard L.Satre
Controller
(Principal Accounting Officer)

ITEM 5. OTHER.

The Company issued the following press release:

TOM BROWN, INC. POSTPONES

ANNUAL MEETING OF STOCKHOLDERS

DENVER, April 28, 2004 – Tom Brown, Inc. (NYSE:  TBI) announced today that in light of its agreement to be acquired by a wholly-owned subsidiary of EnCana Corporation (NYSE: ECA) for $48.00 per share in cash pursuant to a tender offer followed by a merger, it has decided to postpone indefinitely its 2004 Annual Meeting of Shareholders previously scheduled for May 6, 2004.  In the event the agreed upon merger with a subsidiary of EnCana Corporation is not consummated, the meeting will be rescheduled.

Tom Brown is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities of Tom Brown.  The tender offer is being made solely by an Offer to Purchase and related Letter of Transmittal that have been disseminated to the stockholders.  Tom Brown stockholders are advised to read the Offer to Purchase on Schedule TO and the Solicitation/Recommendation of the Board of Directors of Tom Brown on Schedule 14D-9, each of which have been filed with the Securities and Exchange Commission because they will contain important information.  The Offer to Purchase, the Solicitation/Recommendation Statement and any other relevant documents filed with the Securities and Exchange Commission are being made available to stockholders of Tom Brown at no expense to them.  These documents are also available without charge at the Securities and Exchange Commission’s website at www.sec.gov.

Contact:   Tom Brown, Inc.

Mark Burford

Director of Investor Relations

(303) 260-5146